Contact:
Lisa Gordon
Director of Investor Relations
Advanced Magnetics, Inc.
(617)   497-2070 (x3024)
lgordon@advancedmagnetics.com

For Immediate Release

ADVANCED MAGNETICS, INC. REPORTS FOURTH FISCAL QUARTER
AND YEAR END RESULTS

         CAMBRIDGE, MA (November 10, 2004) — Advanced Magnetics, Inc. (AMEX: AVM) today announced operating results and revenues for the fourth fiscal quarter and year ended September 30, 2004. Revenues for the quarter were $883,598 as compared to revenues of $778,708 for the same period in fiscal 2003. The company reported a net loss of ($2,210,812), or ($0.28) per share, for the fourth quarter of fiscal 2004 compared to net income of $1,215,464, or $0.15 per diluted share, for the same period in fiscal 2003. The loss in the quarter ended September 30, 2004 resulted from an increase in research and development expenses during such quarter. Net profit in the fourth quarter of 2003 included other income of $1,975,521, which was related primarily to net gains on the sales of marketable securities during the period as compared to no net gains in marketable securities in the same period in fiscal 2004. Cash, cash equivalents, and short-term and long-term investments, both consisting entirely of U.S. Treasury bonds, totaled approximately $19.1 million at September 30, 2004.

        Revenues for the twelve-month period ended September 30, 2004 were $3,755,884 as compared to revenues of $4,777,496 for the same period in fiscal 2003. The net loss in the twelve-month period was ($4,495,200), or ($0.57) per share, as compared to net income of $866,857, or $0.12 per diluted share, for the same period in fiscal 2003. The decrease in revenues for the twelve months ended September 30, 2004 is primarily the result of a decrease in the recognition of deferred license fee revenue from the company’s license and marketing agreement covering Combidex®. The company had an increase in costs and expenses in the twelve-month period ended September 30, 2004 resulting from both an increase in research and development expenses as well as an increase in general and administrative expenses during the period. The net loss in the twelve-month period ended September 30, 2004 resulted from the decrease in revenue and the increase in costs and expenses coupled with no net gains in marketable securities in fiscal year 2004. The net profit in fiscal year 2003 included other income of $2,393,552, substantially all of which related to net gains on the sales of marketable securities during the year.

“In the last quarter of 2004 we made significant strides in various areas of the company,” stated Jerome Goldstein, Chairman, President and CEO of Advanced Magnetics. “For Combidex, our investigational molecular imaging agent to aid in the differentiation of cancerous from non-cancerous lymph nodes, our complete response to the approvable letter was accepted by the U.S. Food and Drug Administration (FDA) and assigned a user fee goal date of March 30, 2005,” continued Mr. Goldstein. “From an organizational perspective, we made notable additions to our senior management team and appointed a

— more —

new member to our board of directors. We believe these additions to our company help to position us for our future development needs."

“Overall, 2004 has been a terrific year for us,” stated Mr. Goldstein. “In addition to achieving an important milestone toward the approval of Combidex, we also initiated several Phase III multi-center studies for ferumoxytol, our IV iron replacement therapeutic. We continue to be optimistic about the development program for ferumoxytol and hope to submit a New Drug Application to the FDA during the first half of 2006.”

About Advanced Magnetics
Advanced Magnetics, Inc. is a developer of superparamagnetic iron oxide nanoparticles used in pharmaceutical products. As a leader in our field, we are dedicated to the development and commercialization of our proprietary nanoparticle technology for use in therapeutic iron compounds to treat anemia, as well as novel imaging agents to aid in the diagnosis of cardiovascular disease and cancer. For more information about us, please visit our website at www.advancedmagnetics.com, the content of which is not part of this press release.

This document contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and federal securities laws. Any statements contained in this press release that do not describe historical facts are forward-looking statements that involve risks and uncertainties that could cause actual results to differ materially from those discussed in such forward-looking statements. Such risks and uncertainties include the following: (1) the possibility that even though our response regarding Combidex was deemed complete by the FDA, the FDA could respond to this submission by issuing an additional approvable letter with additional conditions for approval or the FDA could issue a not approvable letter; (2) the ability to resolve final labeling for Combidex with the FDA; (3) the possibility that even though the FDA has assigned a user fee goal date of March 30, 2005, the FDA may not act by such date; (4) uncertainties regarding market acceptance of Combidex or ferumoxytol; (5) the possibility that Combidex may not be as effective in improving lymph node characterizations as studies have shown or that the results of past studies may not be replicated in future studies; (6) uncertainties relating to our ability to successfully complete the clinical development of ferumoxytol and uncertainties in the timing of the enrollment of patients in our clinical studies and the results and progress of clinical studies; (7) the possibility that the results of past ferumoxytol studies may not be replicated in future studies; (8) the timing and results of FDA interactions regarding the clinical development of ferumoxytol; (9) uncertainties relating to third-party reimbursements to us or our partners for Combidex or ferumoxytol when patients are prescribed Combidex or ferumoxytol; (10) uncertainties relating to our ability to continue to operate at commercial scale in compliance with FDA regulations and other applicable manufacturing requirements when producing Combidex or ferumoxytol; (11) uncertainties relating to patents and proprietary rights; (12) the possibility that the additions to the company may not result in anticipated benefits in future development needs and other risks identified in our Securities and Exchange Commission filings. We caution readers not to place undue reliance on any forward-looking statements which speak only as of the date they are made. We disclaim any obligation to publicly update or revise any such statements to reflect any change in expectations or in events, conditions or circumstances on which any such statements may be based, or that may affect the likelihood that actual results will differ from those set forth in the forward-looking statements.

— financial table to follow —

ADVANCED MAGNETICS, INC.
CONDENSED INCOME STATEMENT FOR THE THREE-MONTH
AND TWELVE-MONTH PERIODS ENDED SEPTEMBER 30, 2004
(unaudited)

	Three Months Ended September 30,		Twelve Months Ended September 30,

	2004	2003	2004	2003

Revenues	$ 883,598	$ 778,708	$ 3,755,884	$ 4,777,496
Costs and expenses	(3,151,587)	(1,538,765)	(8,420,631)	(6,428,943)
Other income *	57,177	1,975,521	169,547	2,393,552

Income (loss) before income tax refund	(2,210,812)	1,215,464	(4,495,200)	742,105
Income tax refund	--	--	--	124,752

Net income (loss)	$(2,210,812)	$ 1,215,464	$(4,495,200)	$ 866,857

Earnings (loss) per share:
Basic	$ (0.28)	$ 0.16	$ (0.57)	$ 0.13
Diluted	$ (0.28)	$ 0.15	$ (0.57)	$ 0.12

Weighted average sharesoutstanding:
Basic	7,885,664	7,491,483	7,817,918	6,914,324
Diluted	7,885,664	7,868,024	7,817,918	7,143,455

*  Other income (expense) includes interest and dividend income and net gains (losses) on sales of securities.

BALANCE SHEET

	9/30/04	9/30/03
Cash, cash equivalents and short-term
investments*	$14,334,278	$23,901,126
Long-term investments**	$ 4,768,159	--
Working capital	$12,313,754	$22,579,478
Total assets	$23,810,611	$29,365,613
Shareholders' equity	$17,546,455	$20,918,075

*   Short-term investments consist entirely of U.S. Treasury Bonds with less than one year to maturity.
**   Long-term investments consist of a U.S. Treasury Bond with a maturity date of February 15, 2006.